Exhibit 4.5

English Translation of the Contract Form

1.	“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
2.	Texts as bracketed in the contract form below, as in “[Text]”, designate variable terms for particular orders.
3.	Except as described above, below this line is the English translation of the original text of the contract form.

Products Purchase Contract (Form)

Supplier : Invitrogen Trading (ShangHai) Company Limited

Contract number : [HT-CG200905010]

Buyer : Shenyang Sunshine Pharmaceutical Co.,Ltd

By careful negotiation of both parties, the contract was signed according to the China’s Contract Law based on which both parties should execute the following terms:

1.	Content of Contract

Commodity	Number and specification	Production place	unit	quantity	Unit price(yuan)	Total amount (yuan)

BPT-6N media	[******]	Invitrogen	barrel	[500]	[*******]	[*******]

Total amount						[*******]

2.	Inspection and Acceptance:

The buyer will inspect the name, number, specification, quantity, production place and batch number of products according to the terms of the contract. To guarantee the same batch number of the product as specified in the contract, the report of quality analysis with cachet shall accompany the delivery.

English Translation of the Contract Form

1.	“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
2.	Texts as bracketed in the contract form below, as in “[Text]”, designate variable terms for particular orders.
3.	Except as described above, below this line is the English translation of the original text of the contract form.

3.	Quality and Packaging

The original packaging by manufacturer should be intact at delivery.

4.	Manner of Delivery

1.	Delivery time: at the appointed place [with 60 days after the contract takes effect].

2.	Delivery place: as the buyer designates (at No.3 A 1,10th Road Shenyang Economy & Technology Development Zone, Shenyang, China)

3.	Shipping: by [freight, paid by supplier].

5.	Payment.

1.	17% value-added tax invoice shall be added.

2.	The supplier guarantees that the time of invoice issuance is within the same month that the buyer receives the invoice.

3.	The buyer should remit the payment for products [through wire transfer within 50 days after the buyer receives the goods, invoice and report of quality analysis].

6.	Breach

(1)	The supplier warranties the quality of product, and if the goods fail inspection, the buyer shall have the right for return or exchange. The supplier shall deliver the replacement goods for the return or exchange [within 10 days] and bear the entire costs resulting thereof.

(2)	The supplier shall deliver on time. If the supplier fails to deliver on time, the supplier shall [(a) pay a penalty for breach equal to 20% of the total amount of this contract];

English Translation of the Contract Form

1.	“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
2.	Texts as bracketed in the contract form below, as in “[Text]”, designate variable terms for particular orders.
3.	Except as described above, below this line is the English translation of the original text of the contract form.

and (b) bear all losses of the buyer therefrom, and the buyer may decide whether to continue the performance of this contract.

7.	The resolution of disputes

Friendly negotiation is the preferred means for the resolution of disputes during the term of contract. If not, the parties both have the right to litigate at the court of the respective locality.

8.	Term

The contract will take effect when both parties signed and sealed. The contract has duplicates and each of the parties holds a copy and each duplicate possesses the same legal force.

Supplier: Invitrogen Trading (ShangHai) Company Limited	Buyer: Shenyang Sunshine pharmaceutical Co.,Ltd

[Address: RmNo.4010,No.1Building,Grand Gateway Centre,No.1,HongQiao Rd	Address: No.3 A 1,10th Road Shenyang Economy & Technology Development Zone, Shenyang, China

Bank: HSBC ShangHai Branch	[Bank: Tiexi District subbranch, Bank of China

Account No: *******	Account No: **********

Tel: 021-61452000	Representative: Hui Wang

Representative: Tiedong Zhao	Signing time: 13 May 2009]

Signing time: 15 May 2009]